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                              REDEMPTION AGREEMENT

         REDEMPTION AGREEMENT (the "Agreement") dated effective July 30, 1999, by and among USANA, Inc., a Utah corporation (the "Company"), Gull Holdings, Ltd., an Isle of Man corporation ("Shareholder"), and Myron W. Wentz, an individual and the sole owner of Shareholder ("Wentz").

                                    Recitals

         A. At April 28, 1999, Shareholder was the owner of 7,598,882 shares of the Company's issued and outstanding common stock, no par value per share ("Common Stock").

         B. Wentz is the President, Chairman and Chief Executive Officer of the Company and the sole owner of Shareholder. On or about April 28, 1999, the Company and Wentz entered into a promissory note ("Note") for the loan of funds to Wentz. The obligations of Wentz under the Note were secured by a stock pledge agreement entered into by the Company, Wentz and Shareholder ("Stock Pledge Agreement"). Under the terms of the Note and the Stock Pledge Agreement, repayment of amounts advanced under the Note were to be repaid by the redemption of shares of the Company's Common Stock held by Shareholder.

         C. On May 21, 1999, the Company redeemed 300,000 shares of Common Stock in satisfaction of amounts then outstanding under the Note. Those shares were canceled by the Company following their redemption.

         D. The Company and the Shareholder have agreed that the Company will redeem additional shares of Common Stock from Shareholder according to the terms and conditions in this Agreement.

         E. The Company's Board of Directors have determined (with Wentz and other affiliates of the Shareholder abstaining from the action taken by the Board on this matter) that the terms and conditions of this Agreement are fair to the Company, the redemption of the Shareholder's Common Stock will enhance shareholder value and earnings per share of the Company and that the Company should proceed with the transaction contemplated by this Agreement.

         Now, therefore, in consideration of the premises and mutual covenants set forth below, the parties agree:

                                    Agreement

         1. Surrender of Shares. In addition to the shares redeemed in May 1999, the Company will redeem and the Shareholder will sell and surrender to the Company, an additional 2,650,000 shares of Common Stock (the "Redeemed Shares"). The delivery of the certificates for the Redeemed Shares and the payment of the purchase price for those Redeemed Shares will be the "Closing" of the


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transaction  contemplated  by this  Agreement.  The  Closing  will  occur at the offices of Durham Jones & Pinegar, counsel to the Company, located at 50 South Main Street, Suite 800, Salt Lake City, Utah 84144. Closing will occur not later than September 30, 1999 and is subject to the conditions set forth in Section 3, below. At the Closing Shareholder will surrender and deliver to the Company certificates for the Redeemed Shares, together with duly executed stock powers for the transfer of the Redeemed Shares to the Company. The Redeemed Shares will then be canceled by the Company.

         2. Payment of Redemption Price. The total price to be paid to the Shareholder for the Redeemed Shares (the "Redemption Price") will be $7.90 per share, the average closing price of the Company's Common Stock as reported by the Nasdaq Stock Market for the five trading days preceding August 1, 1999. The total purchase price for all of the Redeemed Shares will be Twenty Million Nine Hundred Thirty-five Thousand Dollars ($20,935,000). Payment of the Redemption Price will be made as follows:

                  a. by cancellation of the Note as of August 7, 1999, the Company's fiscal month end, in principal amount of $2,054,305; and

                  b. offset of amounts advanced by the Company to Wentz after August 7, 1999 through the date of Closing; and

                  c. Wire transfer or cashier's check for the balance of the Redemption Price. Wire instructions will be provided to the Company by Shareholder in writing prior to the Closing if a wire is requested.

         3. Conditions to Closing. Closing of the redemption contemplated by this Agreement will be subject to the satisfaction of the following conditions:

                  a. Company shall have received financing for the transaction from Bank of America on terms and subject to conditions that are acceptable to management of the Company; and

                  b. The Board of Directors of the Company shall have received the opinion of a reputable independent adviser to the effect that the terms of this Agreement are fair to the Company and the shareholders of the Company.

                  c. The Company shall have received from Wentz at or before Closing payment of accrued interest under the April 28, 1999 agreement and interest accruing under any other advances made after that date through the date of Closing.

         4. Representations of Shareholder. The Shareholder represents and warrants to the Company as follows:

                  a. No Liens or Encumbrances. Shareholder is the sole owner of the Redeemed Shares tendered to the Company and all Redeemed Shares tendered by Shareholder are free and clear of liens or encumbrances of any kind.

                  b. Authority. Shareholder has full power and authority to enter into and perform this Agreement without the consent or approval of any other person or entity. Shareholder is not subject to any restriction under any mortgage, lien, lease, agreement, instrument, order, judgment, decree, law, statute, ordinance, regulation, or other restriction of any kind or character that would prevent it from entering into and performing this Agreement.



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         5.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to the Shareholder as follows:

                  a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Utah, and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

                  b. Authorization. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action.

         6. Replacement Certificates. At the Closing, the Company will cause to be prepared and delivered to Shareholder a replacement certificate for the shares of Common Stock owned by Shareholder that have not been redeemed under this Agreement.

         7. Indemnification. Each party (for purposes of this Section, "Indemnifying Party") to this Agreement agrees that it will indemnify and hold the other party ("Indemnified Party") harmless from and against, for and in respect of any and all damages, losses, obligations, liabilities, claims, encumbrances, costs and expenses (including without limitation reasonable attorneys' fees), and other costs and expenses (collectively, "Damages") arising out of any suit, action, investigation, proceeding or demand that the Indemnified Party may suffer or incur as a result of or arising out of the acts of, or failure to act by, the Indemnifying Party, which is in violation of any of the Indemnifying Party's representations or warranties, or other terms and conditions, this Agreement.

         8. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         10.  Amendment.   Except  as  otherwise   expressly  provided  in  this
Agreement, this Agreement may be modified or amended only by a writing signed by duly authorized representatives of both parties.



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         11.  Governing Law. This  Agreement  shall be governed and construed in accordance with the laws of the State of Utah without regard to any applicable conflicts of law principles.

         SIGNED effective as of the date first set forth above.

                          USANA, Inc.


                          By: /s/ Gilbert A. Fuller
                             -------------------------
                          Its: Senior Vice President and Chief Financial Officer


                                    SHAREHOLDER

                                    Gull Holdings, Ltd.


                                    By: /s/ Ian Plummer
                                        ------------------------
                                    Its: Director


                                    /s/ Myron W. Wentz
                                    ----------------------------
                                    Myron W. Wentz